Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8  (Nos. 333-204989, 333-201982, 333-192270, 333-177006, 333-162032, 333-140757, 333-84422) and Form S-3 (Nos. 333-201608) of The Advisory Board Company of our report dated March 2, 2017 relating to the financial statements of Evolent Health, Inc., which appears in this Annual Report on Form 10‑K.

/s/ PricewaterhouseCoopers LLP
McLean, Virginia
March 15, 2017